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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 19 to Registration Statement No. 2-96581 on Form N-1A of our report dated October 9, 2002 appearing in the August 31, 2002 Annual Report of Merrill Lynch California Insured Municipal Bond Fund of Merrill Lynch California Municipal Series Trust, and to the reference to us under the caption
"Financial Highlights" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

New York, New York
December 6, 2002